CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Limited-Term Government Fund:

We consent to the use of our report dated November 21, 2012, with respect to the financial statements and financial highlights of Oppenheimer Limited-Term Government Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

            /S/ KPMG

KPMG LLP

Denver, Colorado

December 27, 2012